Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-181913 and No. 333-170924) of diaDexus, Inc. of our report dated March 11, 2013 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

LLP San Jose, California

March 11, 2013